                       FIRST AMENDMENT TO CREDIT AGREEMENT


                THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is made as of the 5th day of October, 2001, by and among BASSETT FURNITURE INDUSTRIES, INCORPORATED, a Virginia corporation (the "Borrower"), BRANCH BANKING AND TRUST COMPANY, as Agent, Issuing Bank and a Bank, COMPASS BANK, FIFTH THIRD BANK and FIRST TENNESSEE BANK NATIONAL ASSOCIATION (collectively referred to herein as the "Banks") and BASSETT FURNITURE INDUSTRIES OF NORTH CAROLINA, INC., THE E.B. MALONE CORPORATION, BASSETT DIRECT STORES, INC., BASSETT DIRECT NC, LLC and BASSETT DIRECT SC, LLC (collectively referred to herein as the "Guarantors").

                                R E C I T A L S:

                The Borrower, the Agent, the Guarantors and the Banks have entered into a certain Credit Agreement dated October 25, 2000 (the "Credit Agreement"). Capitalized terms used in this Amendment which are not otherwise defined in this Amendment shall have the respective meanings assigned to them in the Credit Agreement.

                The Borrower and Guarantors have requested the Agent and the Banks to amend the Credit Agreement to modify certain provisions of the Credit Agreement as more fully set forth herein. The Banks, the Agent, the Guarantors and the Borrower desire to amend the Credit Agreement upon the terms and conditions hereinafter set forth.

                NOW, THEREFORE, in consideration of the Recitals and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Guarantors, the Agent and the Banks, intending to be legally bound hereby, agree as follows:

                SECTION 1. Recitals. The Recitals are incorporated herein by reference and shall be deemed to be a part of this Amendment.

                SECTION 2. Amendments. The Credit Agreement is hereby amended as set forth in this Section 2.

                        SECTION 2.01. Amendment to Section 1.01. (a) Section
1.01 of the Credit Agreement is hereby amended to include the following new definitions:

                        "Availability Threshold" shall mean: (i) at all times
                prior to the first day of Fiscal Year 2003, an amount equal to $20,000,000; and (ii) commencing on the first day of Fiscal Year 2003 and continuing thereafter, an amount equal to zero.

                        "Licensee Loan" shall mean a loan made by the Licensee
                Lender pursuant to Section 2.16 hereof.

                        "Licensee Lender" means BB&T.

                        "Licensee Loan Guaranty" means the Guaranty Agreement
                executed by the Borrower substantially in the form of Exhibit O hereto, evidencing the obligation of the Borrower to guarantee the Licensee Loan referenced therein, together with all amendments, consolidations, modifications, renewals and supplements thereto. "Licensee Loan Guarantees" means collectively each Licensee Loan Guaranty executed by the Borrower and delivered to the Licensee Lender.

                        "Licensee Loan Documents" shall mean a loan agreement,
                if any, pursuant to which a Licensee Loan is made by the Licensee Lender, a promissory note and any and all other documents evidencing, relating to or securing a Licensee Loan and any other document or instrument delivered from time to time in connection with the Licensee Loan, as such documents and instruments may be amended or supplemented from time to time.

                        "Licensee Borrower" means a person that operates an
                existing or future retail furniture store under the "Bassett Furniture Direct" program of the Borrower or the "@ Home with Bassett" program of the Borrower, as such programs are in effect on the Closing Date.

                        "Liquidity Borrowing Base Certification Report" shall
                mean a report in the form attached hereto as Exhibit P, and otherwise satisfactory to the Agent, certified by the chief financial officer or other authorized officer of the Borrower and the Guarantors.

                        "Test Debt" shall mean the sum of: (1) the aggregate
                outstanding principal amount of all Advances, Letter of Credit Advances, Licensee Loans, Swing Line Advances and Undrawn Amounts; plus (2) all Contingent BFD Liabilities; provided, however, for the purposes of Section 5.35 Contingent BFD Liabilities shall utilize an Applicable Percentage equal to (1) 37.5% if the Person whose obligations under the Guaranteed BFD Lease are guaranteed is an Affiliate of the Borrower or any Consolidated Subsidiary; and (2) 25% if the Person whose obligations under the Guaranteed BFD Lease are guaranteed is not an affiliate of the Borrower or any Consolidated Subsidiary.

                        "Test Assets" means as of any date, the sum of: (1) cash
                and cash equivalents of the Borrower and Consolidated Subsidiaries on such date, plus (2) the Contingent BFD Borrowing Base.

                        (b) Section 1.01 of the Credit Agreement is hereby amended to amend the following definitions:

                        "Annual Maintenance Capital Expenditures" shall mean,
                with respect to any period of four fiscal quarters the greater of: (1) the actual Capital Expenditures of the Borrower and its Consolidated Subsidiaries during such period for maintenance purposes of existing assets; or (2) fifty percent (50%) of Depreciation and Amortization for such period.

                        "Borrowing Base" shall mean, based on the most recent
                Borrowing Base Certification Report which as of the date of a determination of the Borrowing Base has been received by the Agent, an amount determined by deducting the Availability Threshold applicable on the date of determination from the sum of (i) an amount equal to 75% (or such lesser percentage as shall be mutually agreed upon by the Agent and Borrower from time to time) of the face dollar amount of Eligible Accounts as at the date of determination; and (ii) an amount equal to: (A) 5% of the LIFO Reserve, as of the date of the determination of the Borrowing Base, subtracted from (B) 40% (or such lesser percentage as shall be mutually agreed upon by the Agent and Borrower from time to time) of the dollar amount of the Eligible Inventory, valued at the lower of its cost or market value (as determined by the Agent in its sole discretion), as at the date of determination. The Agent shall also be entitled to hold and subtract any reserve against the Borrowing Base it deems necessary as security for payment of the Notes, the obligations of the Guarantors under Article X of this Agreement, and the obligations of the Borrower under the Letter of Credit Agreements and the Licensee Loan Guarantees.

                        "Comprehensive Fixed Charge Coverage Ratio" shall be
                determined as of the end of each Fiscal Quarter and: (1) for each Fiscal Quarter ending in Fiscal Year 2002, shall mean the ratio of: (A)(i) Consolidated Comprehensive EBITDA for the Fiscal Quarter then ending and the preceding Fiscal Quarters, if any during Fiscal Year 2002, plus all obligations of the Borrower or any of its Consolidated Subsidiaries as lessee under operating leases, for the Fiscal Quarter then ending and the preceding Fiscal Quarters, if any during Fiscal Year 2002, less
                (ii) the sum of the aggregate taxes on income paid by the Borrower and its Consolidated Subsidiaries during the Fiscal Quarter then ending and the preceding Fiscal Quarters, if any during Fiscal Year 2002, all Dividends paid or declared by the Borrower and its Consolidated Subsidiaries during such period, plus Annual Maintenance Capital Expenditures during such period, to (B) the sum of: (i) Consolidated Fixed Charges for the Fiscal Quarter then ending and the preceding Fiscal Quarters, if any during Fiscal Year 2002, plus (ii) all payments during such period by the Borrower or any of its Consolidated Subsidiaries under Guaranteed BFD Leases; and (2) for each Fiscal Quarter ending in Fiscal Year 2003 and thereafter, shall mean the ratio of: (A)(i) Consolidated Comprehensive EBITDA for the period of four consecutive Fiscal Quarters most recently ended on or prior to such date, plus all obligations of the Borrower or any of its Consolidated Subsidiaries as lessee under operating leases, for the period of four consecutive Fiscal Quarters most recently ended on or prior to such date, less (ii) the sum of the aggregate taxes on income paid by the Borrower and its Consolidated Subsidiaries during such period of four consecutive Fiscal Quarters most recently ended on or prior to such date, all Dividends paid or declared by the Borrower and its Consolidated Subsidiaries during such period, plus Annual Maintenance Capital Expenditures during such period, to (B) the sum of: (i) Consolidated Fixed Charges for the period of four consecutive fiscal quarters most recently ended on or prior to such date, plus (ii) all payments during such period by the Borrower or any of its Consolidated Subsidiaries under Guaranteed BFD Leases.

                        "Consolidated Comprehensive EBITDA" shall be determined
                as of the end of each Fiscal Quarter and (A) for each Fiscal Quarter ending in Fiscal Year 2002, shall mean: (1) EBITDA, of the Borrower and its Consolidated Subsidiaries, for the Fiscal Quarter then ending and the preceding Fiscal Quarters, if any, during Fiscal Year 2002, minus (2) non-cash income of the Borrower and its Consolidated Subsidiaries; all determined for the Fiscal Quarter then ending and the preceding Fiscal Quarters, if any, during Fiscal Year 2002, in accordance with GAAP. In the event earnings of any Person that is not a Consolidated Subsidiary of the Borrower are remitted to the Borrower or any Consolidated Subsidiary of the Borrower such earnings shall not be included in Consolidated Comprehensive EBITDA until actually paid to the Borrower or such Consolidated Subsidiary and upon such payment shall be allocated among the Fiscal Quarter then ended and the preceding Fiscal Quarters, if any, during Fiscal Year 2002, on the basis that such earnings were reported by the Borrower and its Consolidated Subsidiary; and (B) for each Fiscal Quarter ending in Fiscal Year 2003 and thereafter, shall mean: (1) EBITDA, of the Borrower and its Consolidated Subsidiaries, for the Fiscal Quarter then ending and the immediately preceding three Fiscal Quarters, minus (2) non-recurring or non-cash income of the Borrower and its Consolidated Subsidiaries for the Fiscal Quarter then ending and the immediately preceding three Fiscal Quarters, all as determined in accordance with GAAP. For purposes of clarification and not in limitation of the foregoing, subitem
                (B)(2) shall include (and thereby the following shall be subtracted from EBITDA) without limitation to the extent the following were included in computing Consolidated Net Income for such period: (i) non-recurring capital gains realized by the Borrower or any Subsidiary of the Borrower from Investments or the Bassett Asset Fund; and (ii) any other amounts realized by the Borrower or any Subsidiary that exceeds the actual, recurring earnings arising from any Investment including without limitation the Bassett Asset Fund or IHFC. In the event earnings of any Person that is not a Consolidated Subsidiary of the Borrower are remitted to the Borrower or any Consolidated Subsidiary of the Borrower such earnings shall not be included in Consolidated Comprehensive EBITDA until actually paid to the Borrower or such Consolidated Subsidiary and upon such payment shall be allocated among the Fiscal Quarter then ended and the immediately preceding three Fiscal Quarters on the basis that such earnings were reported by the Borrower and its Consolidated Subsidiary.

                        "Consolidated Net Income" means, for any period, the Net
                Income of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis, but excluding (i) extraordinary gains; (ii) extraordinary non-cash losses and
                (iii) any
                equity interests of the Borrower or any Subsidiary of the Borrower in the unremitted earnings of any Person that is not a Subsidiary of the Borrower.

                        "Guaranteed Obligations" means any and all liabilities,
                indebtedness and obligations of any and every kind and nature, heretofore, now or hereafter owing, arising, due or payable from the Borrower to the Banks (including, without limitation, the Swing Line Lender and the Licensee Lender), the Issuing Bank, the Agent or any of them, arising under or evidenced by this Agreement, the Notes, the Letter of Credit Agreements, the Licensee Loan Guaranties, the Collateral Documents or any other Loan Document.

                        "Loan Documents" means this Agreement, the Notes, the
                Licensee Loan Documents, the Licensee Loan Guaranty, the Collateral Documents, the Letter of Credit Agreements, the Letters of Credit, any other document evidencing, relating to or securing the Loan, the Swing Line Advances or the Letters of Credit, and any other document or instrument delivered from time to time in connection with this Agreement, the Notes, the Letter of Credit Agreements, the Swing Line Advances, the Licensee Loan Documents, the Licensee Loan Guaranty, the Letters of Credit, the Collateral Documents or the Loan, as such documents and instruments may be amended or supplemented from to time; provided, however, in connection with Articles IV and V of this Agreement, the term "Loan Documents" shall not include the Licensee Loan Documents executed by the Licensee Borrower or any Person other than the Borrower or any Guarantor.

                        "Obligations" means the collective reference to all
                indebtedness, obligations and liabilities to the Agent, the Issuing Bank, the Licensee Lender, the Swing Line Lender and the Banks, existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, of the Loan Parties under this Agreement, the Letter of Credit Agreement, the Licensee Loan Guarantees or any other Loan Document.

                        "Required Banks" means at any time Banks having at least
                66 2/3% of the aggregate amount of the Commitments or, if the Commitments are no longer in effect, Banks holding at least 66 2/3% of the aggregate outstanding principal amount of the Notes, Letter of Credit Advances, Licensee Loans and Undrawn Amounts.

                        "Total Unused Commitments" means at any date, an amount
                equal to: (A) the aggregate amount of the Commitments of all of the Banks at such time, less (B) the sum of: (i) the aggregate outstanding principal amount of the Advances of all of the Banks at such time; (ii) the aggregate outstanding principal amount of all Letter of Credit Advances; (iii) the aggregate outstanding principal amount of all Swing Line Advances; (iv) the aggregate outstanding principal amount of all Licensee Loans; and (v) the aggregate Undrawn Amounts.

                        "Unused Commitment" means at any date, with respect to
                any Bank, an amount equal to its Commitment less the sum of: (i) the aggregate outstanding principal amount of its Advances; (ii) such Bank's Pro Rata Share of the aggregate outstanding principal amount of all Letter of Credit Advances; (iii) such Bank's Pro Rata Share of the aggregate outstanding principal amount of all Swing Line Advances; (iv) such Bank's Pro Rata Share of the Licensee Loans; and (v) such Bank's Pro Rata Share of the Undrawn Amounts.

                        SECTION 2.02. Amendment to Section 2.01. Section 2.01 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                SECTION 2.01. Commitments to Make Advances. Each Bank severally agrees, on the terms and conditions set forth herein, to make Advances to the Borrower from time to time before the Termination Date; provided that, immediately after each such Advance is made, the aggregate outstanding principal amount of Advances by such Bank together with such Bank's Pro Rata Share of the aggregate outstanding principal amount of all Letter of Credit Advances, Licensee Loans, Swing Line Advances and Undrawn Amounts shall not exceed the amount of its Commitment, provided further that the aggregate principal amount of all Advances, together with the aggregate principal amount of all Letter of Credit Advances, Swing Line Advances, Licensee Loans and Undrawn Amounts, shall not exceed the lesser of: (a) the aggregate amount of the Commitments of all of the Banks at such time, and (b) the Borrowing Base. Except as otherwise provided in an ACL Agreement, each Borrowing under this Section shall be in an aggregate principal amount of $1,000,000 or any larger multiple of $500,000 (except that any such Borrowing may be in the aggregate amount of the Unused Commitments less the amount of any outstanding Swing Line Advances) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section, repay or, to the extent permitted by Section 2.10, prepay Advances and reborrow under this Section at any time before the Termination Date.

                        SECTION 2.03. Amendment to Section 2.03(e). Section 2.03(e) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                        (e) The Issuing Bank shall furnish: (A) to the Agent and each Bank on the tenth Domestic Business Day of each April, July, October and January, a written report summarizing the issuance and expiration dates of Letters of Credit issued during the preceding calendar quarter; and (B) to the Agent and each Bank upon request a written report setting forth the aggregate Undrawn Amounts.

                        SECTION 2.04. Amendment to Section 2.06(a). Section 2.06(a) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                SECTION 2.06. Interest Rates. (a) "Applicable Margin" shall mean: (1) prior to the first Rate Determination Date occurring in Fiscal Year 2003, 1.625%; and (2) commencing on the first Rate Determination Date occurring in Fiscal Year 2003 and continuing thereafter a percentage determined quarterly based upon the ratio of Consolidated Total Debt (calculated as of the last day of each Fiscal Quarter) to

        Consolidated Comprehensive EBITDA (calculated as of the last day of each Fiscal Quarter for the Fiscal Quarter then ended and the immediately preceding three Fiscal Quarters), as follows::

                Ratio of Consolidated Total
                Debt to Consolidated                       Euro-Dollar Loans and
                Comprehensive EBITDA                         Letters of Credit
                --------------------                         -----------------

                Greater than 2.5 but equal
                To or less than 3.00                              1.375%

                Greater than 2.0 but
                Equal to or less than 2.5                         1.125%

                Greater than 1.5 but
                Equal to or less than 2.0                         .875%

                Less than or equal to 1.5                         .625%

        The Applicable Margin shall be effective as of the date (herein, the "Rate Determination Date") which is the first day of the first calendar month after the day the Agent receives the quarterly financial statements for the Fiscal Quarter which the foregoing ratio is being determined shall remain effective from such Rate Determination Date until the date which is the first day of the first calendar month after the day the Agent receives the quarterly financial statements for the Fiscal Quarter in which such Rate Determination Date falls (which latter date shall be a new Rate Determination Date); provided that (i) for the period from and including the Closing Date to but excluding the Rate Determination Date next following the Closing Date, the Applicable Margin shall be 1.375% for a Euro-Dollar Loan and Letters of Credit,
        (ii) in the case of any Applicable Margin determined for the fourth and final Fiscal Quarter of a Fiscal Year, such Applicable Margin shall be redetermined based upon the annual audited financial statements for the Fiscal Year ending on the last day of such final Fiscal Quarter, and if such Applicable Margin as so redetermined shall be different from the Applicable Margin for such date determined on the Rate Determination Date for such fourth Fiscal Quarter, such redetermined Applicable Martin shall be effective retroactive to the Rate Determination Date, and the Borrower, the Agent and the Banks, as applicable, shall within 10 days of such redetermination, make a payment (in the case of amounts owing by the Borrower to the Banks) or provide a credit applicable to future amounts payable by the Borrower hereunder (in the case of amounts owing by the Banks to the Borrower) equal to the difference between the interest and letter of credit fees actually paid under this Agreement and the interest and fees that would have been paid under this Agreement had the Applicable Margin as originally determined been equal to the Applicable Margin as redetermined, and (iii) if on any Rate Determination Date the Borrower shall have failed to deliver to the Bank the financial statements required to be delivered pursuant to Section 5.01(a) or Section 5.01(b) with respect to the Fiscal Year or Fiscal Quarter, as the case may be, most recently ended prior to such Rate Determination Date, then for the period beginning on such Rate Determination Date and ending on the earlier of (A) the date on which the Borrower shall deliver to the Bank the financial statements to be delivered pursuant to Section 5.01(b) with respect to such Fiscal Quarter or any subsequent Fiscal Quarter, or (B) the date on which the Borrower shall deliver to the Bank annual financial statements required to be delivered pursuant to Section 5.01(a) with respect to the Fiscal Year which includes such Fiscal Quarter or any subsequent Fiscal Year, the Loan shall bear interest at a rate per annum equal to the Default Rate at all times during such period. Any change in the Applicable Margin on any Rate Determination Date shall result in a corresponding change, effective on and as of such Rate Determination Date, in the interest rate applicable to the Loan and in the fees applicable to each Letter of Credit outstanding on such Rate Determination Date; provided; that no Applicable Margin shall be decreased pursuant to this Section 2.06 if a Default is in existence on the Rate Determination Date.

                        SECTION 2.05. Amendment to Section 2.11. Section 2.11 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                        SECTION 2.11. Mandatory Prepayments. (a) On each date on
                which the Commitments are reduced or terminated pursuant to
                Section 2.08 or Section 2.09, the Borrower shall repay or prepay such principal amount of the outstanding Advances and Swing Line Advances, if any (together with interest accrued thereon and any amounts due under Section 8.05(a)), as may be necessary so that after such payment the aggregate unpaid principal amount of the Advances, together with the aggregate principal amount of all Swing Line Advances, Letter of Credit Advances, Licensee Loans and Undrawn Amounts does not exceed the aggregate amount of the Commitments as then reduced. Each such payment or prepayment shall be applied to repay or prepay first to Swing Line Advances outstanding on the date of such prepayment and then, ratably to the Advances of the several Banks.

                        (b) In the event that: (1) the aggregate principal amount of all Advances, together with the aggregate principal amount of the Swing Line Advances, Licensee Loans, Letter of Credit Advances and Undrawn Amounts at any one time outstanding shall at any time exceed the Borrowing Base; or (2) the aggregate principal amount of all Advances, together with the aggregate principal amount of the Swing Line Advances, Licensee Loans, Letter of Credit Advances and Undrawn Amounts at any one time outstanding shall at any time exceed the aggregate amount of the Commitments of all of the Banks at such time, the Borrowers shall immediately repay so much of the Advances and Swing Line Advances as is necessary in order that: (1) the aggregate principal amount of the Advances thereafter outstanding, together with the aggregate principal amount of the Swing Line Advances, Licensee Loans, Letter of Credit Advances and Undrawn Amounts shall not exceed the Borrowing Base; and (2) the aggregate principal amount of the Advances thereafter outstanding, together with the aggregate principal amount of the Swing Line Advances, Licensee Loans, Letter of Credit Advances and Undrawn Amounts shall not exceed the aggregate amount of the Commitments of all of the Banks at such time.

                        SECTION 2.06. Amendment to Section 2.15. Section 2.15(a) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                SECTION 2.15. Swing Line Advances. (a) The Borrower may prior to the Termination Date, as set forth in this Section, request the Swing Line Lender to make, and the Swing Line Lender may in its sole and absolute discretion prior to the Termination Date make, Swing Line Advances to the Borrower, in an aggregate principal amount at any one time outstanding, not exceeding $5,000,000 (the "Swing Line Cap"), provided that the aggregate principal amount of all Swing Line Advances, together with the aggregate principal amount of all outstanding Advances, Undrawn Amounts, Licensee Loans and Letter of Credit Advances, at any one time outstanding shall not exceed the aggregate amount of the Commitments of all of the Banks at such time.

                        SECTION 2.07. Addition of Section 2.16. The Credit Agreement is hereby amended to include a new Section 2.16 to read as follows:

                SECTION 2.16 Licensee Loans.

                        (a) Each Licensee Loan shall be subject to the provisions of this Agreement and to the provisions set forth in the Licensee Loan Documents and the Licensee Loan Guaranty executed in connection with such Licensee Loan. The Borrower and Guarantors agree to promptly perform and comply with the terms and conditions of each Licensee Loan Guaranty Agreement, this Agreement and the other Loan Documents.

                        (b) The Licensee Lender may, from time to time upon request of the Borrower, in its sole discretion disburse a Licensee Loan, subject to satisfaction of the following conditions:

                                (i) the fact that, immediately before and after the disbursement of such Licensee Loan, no Default shall have occurred and be continuing hereunder;

                                (ii) the fact that the representations and warranties of the Loan Parties contained in Article IV of this Agreement shall be true, in all material respects, on and as of the date following disbursement of such Licensee Loan, except to the extent explicitly relating to a specified date;

                                (iii)   the fact that, immediately after the
                disbursement of such Licensee Loan: (i) the sum of (A) the entire outstanding principal amount of the Advances, (B) the aggregate outstanding principal amount of the Letter of Credit Advances, (C) the aggregate outstanding principal amount of Swing Line Advances, (D) the aggregate Undrawn Amounts, and (E) the aggregate outstanding principal amount of the Licensee Loans, will not exceed the lesser of: (1) the aggregate amount of the Commitments of all of the Banks at such time; and (2) the Borrowing Base;

                                (iv)    the fact that immediately after the
                disbursement of such Licensee Loan the aggregate outstanding principal amount of the Licensee Loans will not exceed $10,000,000; and

                                (v)     each Licensee Loan shall be on the
                following terms and conditions: (1) the maturity date of the Licensee Loan shall be on or before the date thirty six months after the date of disbursement of such Licensee Loan; (2) the Licensee Loan shall bear interest at an annual rate equal to the Prime Rate; (3) except as may otherwise be agreed upon by Borrower and Agent, the principal amount of the Licensee Loan shall not exceed: (i) $400,000 in the case of a Licensee Loan for a BFD Store; or (ii) $150,000 in the case of a Licensee Loan for an "@ Home Store"; (4) except as may otherwise be agreed upon by Borrower and Agent, the Licensee Loan shall amortize as follows: (i) in the case of a Licensee Loan for a BFD Store, the Licensee Loan shall provide for six months interest only followed by a thirty month amortization of principal and interest subject to the limitations set forth in (1) above; and
                (ii) in the case of a Licensee Loan for an "@ Home Store", the Licensee Loan shall provide for a twenty four month amortization of principal and interest subject to the limitations set forth in (1) above.

                                Each request by the Borrower to disburse a
                Licensee Loan hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Licensee Loan as to the truth and accuracy of the facts specified in the clauses (b)(i), (b)(ii) and (b)(iii) of this Section.

                        (c) Upon written demand by the Licensee Lender, with a copy to the Agent, each Bank shall purchase from the Licensee Lender, and the Licensee Lender shall sell to each Bank, a participation interest in the Licensee Loan specified in such demand equal to such Bank's Pro Rata Share of such Licensee Loan as of the date of such purchase, by making available to the Agent for the account of the Licensee Lender, in Federal or other funds immediately available an amount equal to such Bank's Pro Rata Share of the outstanding principal amount of such Licensee Loan. Promptly after receipt thereof, the Agent shall transfer such funds to the Licensee Lender. The Borrower and Guarantors hereby agree to each such sale and purchase of participation interests in the Licensee Loans outstanding from time to time. Each Bank agrees to purchase its participation interest in an outstanding Licensee Loan on (i) the Domestic Business Day on which demand therefor is made by the Licensee Lender, provided notice of such demand is given not later than 1:00 P.M. (Winston-Salem, North Carolina time) on such Domestic Business Day or (ii) the first Domestic Business Day next succeeding the date of such demand if notice of such demand is given after 1:00 P.M. (Winston-Salem, North Carolina time) on any Domestic Business Day. The Licensee Lender makes no representation or warranty and assumes no responsibility with respect to any sale and purchase of a participation interest in any Licensee Loan. If and to the extent that any Bank shall not have so made the amount available to the Agent in connection with its purchase of a participation interest in any Licensee Loan, such Bank agrees to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Licensee Lender, until the date such amount is paid to the Agent, at the Federal Funds Rate for the account of the Licensee Lender.

                        (d) The obligation of each Bank to purchase a participation interest in any Licensee Loan pursuant to Section 2.16(c) shall be unconditional and shall not be affected by the existence of any Default or Event of Default, the failure to satisfy any condition set forth in Section 2.16(b), Section 3.1, 3.2 or 3.3 or the termination of the Commitments (whether by the Borrower pursuant to Section 2.8 or by the Agent pursuant to Section 6.1 or otherwise).

                        (e) The Licensee Lender shall furnish (A) to the Agent and each Bank, on the tenth Domestic Business Day of each April, July, October and January, a written report setting forth the principal amounts and maturity dates of the Licensee Loans made during the preceding calendar quarter and (B) to the Agent and each Bank upon request a written report setting forth the aggregate outstanding principal amount of the Licensee Loans. As of October 5, 2001, the existing Licensee Loans are set forth on Schedule 2.16 attached hereto.

                        (f) The failure of any Bank to purchase a participation interest in any Licensee Loan shall not relieve any other Bank of its obligation hereunder to purchase its participation interest in any Licensee Loan on such date, but no Bank shall be responsible for the failure of any other Bank to so purchase a participation interest on such date.

                        (g) The Borrower shall pay to the Agent for the account of each Bank that has purchased a participation interest in a Licensee Loan the outstanding principal and accrued unpaid interest of such Licensee Loan in accordance with the terms of the applicable Licensee Loan Guaranty. The Agent will distribute to each Bank its ratable share of any payment of principal of or interest on any Licensee Loan received by the Agent; provided, however, that: (1) the Agent shall make such distribution to the Banks once each calendar quarter; and (2) in the event that such payment received by the Agent is required to be returned, such Bank will return to the Agent any portion thereof previously distributed by the Agent to it.

                        (h) The Licensee Lender will notify the Agent promptly of the occurrence of an event of default under the Licensee Loan Guaranty which is not cured within 5 days of the occurrence thereof, and the Agent promptly will notify the Banks of such matters. The Licensee Lender shall have no obligation to notify the Agent or any Bank of the occurrence of an event of default under a Licensee Loan unless such event of default is deemed to be a Guaranty Trigger Event under the Licensee Loan Guaranty which is not cured within five (5) days of the occurrence thereof.

                        (i) In the event the Licensee Lender receives payment in full of the accrued unpaid interest with respect to a Licensee Loan, Licensee Lender shall pay to the Agent for the ratable account of each Bank, with respect to such Licensee Loan, a per annum fee (the "Licensee Loan Fee") equal to the product of: (i) the aggregate of the daily average amounts of the outstanding principal amount of the Licensee Loan, times (ii) a per annum percentage equal to: (A) for the period between October 5, 2001 and the first

        Rate Determination Date occurring in Fiscal Year 2003, 1.625%; and (B) for the period between the first Rate Determination Date occurring in Fiscal Year 2003 through the Termination Date, 1.375%. Such Licensee Loan Fee shall be payable in arrears for each Licensee Loan during the term of each respective Licensee Loan once each calendar quarter after Licensee Lender receives payment in full of the accrued unpaid interest with respect to the date of such payment.

                        (j) The Licensee Lender may receive from the Licensee Borrower, for its own account, commitment fees, facility fees and such other fees and charges as may be provided for in any Licensee Loan Document or otherwise charged by the Licensee Lender. No Bank shall be entitled to any portion of the fees payable by the Licensee Borrower to the Licensee Lender pursuant to this Section 2.16(j).

                        (k) (1) Licensee Lender's Liability. Licensee Lender shall not be liable for any error of judgment or for any action taken or omitted to be taken by Licensee Lender in connection with any Licensee Loan except for gross negligence or willful misconduct. Licensee Lender may consult with legal counsel (including its own counsel and counsel for the Borrower), independent public accountants and other experts selected by Licensee Lender and shall not be liable for any action taken or omitted to be taken in good faith in accordance with the advice of such counsel, accountants or experts. Licensee Lender makes no warranty or representation and shall not be responsible for any statement, warranty or representation made in connection with any Licensee Loan or any document relative thereto, or for the financial condition or legal status of any Licensee Borrower or any other obligor on any Licensee Loan, or for any credit or other information furnished by it to any Bank, or for the value or condition of any assets of the Licensee Borrower; shall not be responsible for the performance or observance of any of the terms, covenants or conditions of any Licensee Loan or any documents relative thereto; shall not have any duty to inspect the property (including the books and records) of any Licensee Borrower; and makes no representation concerning and shall not be responsible for the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Licensee Loan or any document relative thereto or the effectiveness, perfection or priority of any lien or security interest securing any Licensee Loan. Licensee Lender shall incur no liability under or in respect of any Licensee Loan or any documents relative thereto by acting upon any notice, consent, certificate or other instrument or writing believed by it to be genuine and signed by or sent by the proper party.

                (2) Bank's Independent Decision. Each Bank acknowledges that: (1) it has, independently and without reliance upon Licensee Lender, the Agent or any other Bank and based upon such documents and information as such Bank has deemed appropriate, made its own credit analysis and decision to purchase each participation under this Section 2.16; and (2) its decision to purchase a participation under this
        Section 2.16 has been made exclusively on the basis of such Bank's credit analysis of the Licensee Loan Guaranty and the Borrower.

                (3) Duties of Licensee Lender. Licensee Lender shall: (i) use its best efforts to enforce the terms and provisions of each Licensee Loan Guaranty and documents relative thereto, subject to the provisions of subsection (4) hereof but shall have no obligation to enforce any other Licensee Loan Document; (ii) keep full and complete records and accounts of each Licensee Loan and of all payments on such Licensee Loan and upon the written request of a Bank furnish such Bank with copies thereof at no charge; (iii) promptly furnish each Bank without charge with copies of credit information furnished by Licensee Borrower including financial statements and collateral information, if any, (but Licensee Lender assumes no responsibility with respect to the authenticity, validity, accuracy or completeness thereof); and (v) make suitable entries in Licensee Lender's books and records to evidence the participation under this Section 2.16.

                (4) Management by Licensee Lender. Licensee Lender shall have the exclusive right in its name alone to enforce all rights, privileges and powers accruing to Licensee Lender by reason of any Licensee Loan or any documents relative thereto and all other claims given to Licensee Lender in connection with any Licensee Loan, all in Licensee Lender's sole discretion and in the exercise of Licensee Lender's business judgment. Each Bank acknowledges that Licensee Lender shall not handle the transactions relating to the Licensee Loans in accordance with its usual practices and Licensee Lender shall not adhere to the same standards of conduct as would be the case if each Licensee Loan had been made exclusively by it. Licensee Lender may, in its sole discretion and in the exercise of its business judgment, both before and after any Guaranty Trigger Event (as defined in the Licensee Loan Guaranty), consent to any action or failure to act by the Licensee Borrower or any other obligor on any Licensee Loan, amend or modify the Licensee Loan Documents, release or substitute the collateral, if any, for any Licensee Loan; provided that Agent shall comply with the terms of Section 9.05(a)(vii) in the event such collateral, if any, secures the Obligations, and exercise or refrain from exercising any rights, privileges or powers Licensee Lender may have under any Licensee Loan or any documents relative thereto and vote the full amount of any Licensee Loan (including the participation) in any bankruptcy case or insolvency proceeding or with respect to any waiver, modification, amendment or alteration of such Licensee Loan or any documents relative thereto. However, Licensee Lender will not, without each Bank's prior written consent, exercise any right or take any action relative to any Licensee Loan which would reduce principal, interest or premium, if any, or postpone any date fixed for any payment of principal, interest or premiums, if any, or release any guaranty or collateral, if any, except as shall be otherwise provided in any document relative thereto. The Borrower and Guarantors acknowledge and agree that the decision of the Licensee Lender to make the Licensee Loan and the decision of the Banks to purchase a participation in each Licensee Loan under this Section
        2.16 has been made exclusively on the basis of the credit analysis by the Licensee Lender and the credit analysis by the Banks of the Licensee Loan Guaranty and the Borrower.

                (5) Expenses. Each Bank will promptly reimburse Licensee Lender to the extent of its ratable share for any and all costs, expenses and disbursements which may be incurred or made by Licensee Lender in connection with any Licensee Loan and any action which may be taken by Licensee Lender to collect such Licensee Loan and enforce the documents relative to such Licensee Loan for which Licensee Lender is not promptly reimbursed by Borrower, including any costs, expenses, fees or disbursements incurred by outside agencies and attorneys retained by Licensee Lender.

                If Licensee Lender shall be sued or threatened with suit by any Licensee Borrower as debtor in possession or any receiver, trustee in bankruptcy, creditors' committee or other person on account of any alleged performance or fraudulent transfer alleged to have been received as the result of any transaction hereunder or under any Licensee Loan, or if any action, claim or demand of any kind shall be asserted by any person against Licensee Lender directly or indirectly relating to such transactions or the enforcement of any Licensee Loan or the collection of Licensee Borrower's indebtedness under any Licensee Loan, then Licensee Lender shall be entitled to compromise and settle any such claim or demand in its sole discretion in the exercise of its business judgment and any monies paid in satisfaction or compromise of such suit, claim, action or demand and any expenses, costs and attorney's fees paid or incurred in connection therewith, as well as any costs, expenses, fees or disbursements incurred by outside agencies and attorneys retained by Licensee Lender, shall be borne and shared by Licensee Lender and Bank pro rata (based upon the aggregate of the Licensee Lender's share of such Licensee Loan and the Bank's ratable share).

                (6) No Third Party Beneficiary. None of the provisions of this Section 2.16 shall inure to the benefit of the Borrower, any Guarantor, any Licensee Borrower or any person other than Licensee Lender, the Agent and the Banks. Consequently, no Borrower, Guarantor or Licensee Borrower and no person other than Licensee Lender, the Agent and Bank shall be entitled to rely upon or raise as a defense, in any manner whatsoever, the failure of Licensee Lender, the Agent or Bank to comply with the provisions of this Section 2.16.

                        SECTION 2.08. Amendment to Section 3.02(d). Section 3.02(d) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                (d) the fact that, immediately after such Borrowing (i) the aggregate outstanding principal amount of the Advances of each Bank together with such Bank's Pro Rata Share of the aggregate outstanding principal amount of all Swing Line Advances, Licensee Loans, Letter of Credit Advances and Undrawn Amounts, will not exceed the amount of its Commitment and (ii) the aggregate outstanding principal amount of the Advances together with the aggregate outstanding principal amount of all Swing Line Advances, Licensee Loans, Letter of Credit Advances and Undrawn Amounts, will not exceed the lesser of: (A) the aggregate amount of the Commitments of all of the Banks as of such date; and (B) the Borrowing Base.

                        SECTION 2.09. Amendment to Section 3.03(c). Section 3.03(c) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                (c) the fact that, immediately after the issuance of such Letter of Credit: (i) the sum of (A) the entire outstanding principal amount of the Advances, (B) the aggregate outstanding principal amount of the Letter of Credit Advances, (C) the aggregate outstanding principal amount of Swing Line Advances, (D) the aggregate outstanding principal amount of the Licensee Loans, and (E) the aggregate Undrawn Amounts, will not exceed the lesser of: (1) the aggregate amount of the Commitments of all of the Banks at such time; and (2) the Borrowing Base;

                        SECTION 2.10. Amendment to Section 5.01(d). Section 5.01(d) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                (d) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate, substantially in the form of Exhibit I (a "Compliance Certificate"), of the Vice President - Chief Accounting Officer or the Vice President - Finance of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.03 through 5.14, inclusive, 5.17, 5.32 and 5.34 on the date of such financial statements,
        (ii) setting forth in reasonable detail the calculations establishing the identities of the Material Subsidiaries on the date of such certificate and, (iii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Loan Parties are taking or propose to take with respect thereto;

                        SECTION 2.11. Amendment to Section 5.01(m). Section 5.01(m) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                (m) as soon as available and in any event by the 15th Domestic Business Day of each succeeding month, a Borrowing Base Certification Report, a Liquidity Borrowing Base Certification Report (during the period Section 5.35 is applicable) and a Contingent BFD Liabilities Borrowing Base Certification Report, in form and content reasonably satisfactory to the Agent, dated as of the last day the immediately preceding month, the statements which, in each instance, shall be certified as to truth and accuracy by the Vice President - Chief Accounting Officer, Vice President - Finance or other authorized officer of the Borrower and each Guarantor;

                        SECTION 2.12. Amendment to Sections 5.03 and 5.04. Sections 5.03 and 5.04 of the Credit Agreement are hereby amended and restated to read in their entirety as follows:

                SECTION 5.03. Ratio of Consolidated Total Debt to Consolidated Comprehensive EBITDA. At the end of each Fiscal Quarter during the periods commencing with the Fiscal Quarter ending November 25, 2000 and ending on the last day of the Second Fiscal Quarter of Fiscal Year 2001 and commencing with the first day of the First Fiscal Quarter of Fiscal Year 2003 and continuing through the Termination Date, the ratio of Consolidated Total Debt to Consolidated Comprehensive EBITDA for the Fiscal Quarter then ending and the immediately preceding three Fiscal Quarters will not at any time exceed 3.00 to 1.00.

                SECTION 5.04. Ratio of Consolidated Total Debt to Consolidated Operating EBITDA. At the end of each Fiscal Quarter during the period set forth below, commencing with the Fiscal Quarter ending November 25, 2000, the ratio of Consolidated Total Debt to Consolidated Operating EBITDA for the Fiscal Quarter then ending and the immediately preceding three Fiscal Quarters shall at no time be more than the ratio corresponding to such Fiscal Quarter in the following table:

---------------------------------------------------------------------------------
Consolidated Total Debt to
  Consolidated Operating
          EBITDA                                       Period
---------------------------------------------------------------------------------
          <=4.25                        Closing Date through the last day of
                                        Fiscal Year 2000
---------------------------------------------------------------------------------

          <=4.0                         The first day of the First
                                        Fiscal Quarter of Fiscal Year
                                        2001 through the last day of the
                                        Second Fiscal Quarter of Fiscal
                                        Year 2001

---------------------------------------------------------------------------------
          <=3.0                         The first day of the First Fiscal
                                        Quarter of Fiscal Year 2003 through the
                                        Termination Date
---------------------------------------------------------------------------------


                        SECTION 2.13. Amendment to Section 5.10. Section 5.10 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                        SECTION 5.10. Fixed Charge Coverage. At the end of each Fiscal Quarter set forth below, the Comprehensive Fixed Charge Coverage Ratio shall not be less than the ratio corresponding to such Fiscal Quarter in the following table:


-----------------------------------------------------------------------------
 Comprehensive Fixed
Charge Coverage Ratio                                  Period
-----------------------------------------------------------------------------
          >=1.0                         The first day of the first
                                        Fiscal Quarter of Fiscal Year
                                        2002 through the last day of the
                                        first Fiscal Quarter of Fiscal
                                        Year 2002
-----------------------------------------------------------------------------
          >=1.15                        The first day of the second
                                        Fiscal Quarter of Fiscal Year
                                        2002 through the last day of the
                                        second Fiscal Quarter of Fiscal
                                        Year 2002
-----------------------------------------------------------------------------
          >=1.30                        The first day of the third
                                        Fiscal Quarter of Fiscal Year
                                        2002 through the last day of the
                                        third Fiscal Quarter of Fiscal
                                        Year 2002
-----------------------------------------------------------------------------
          >=1.50                        The first day of the fourth
                                        Fiscal Quarter of Fiscal Year
                                        2002 through the last day of the
                                        fourth Fiscal Quarter of Fiscal
                                        Year 2002
-----------------------------------------------------------------------------
          >=3.00                        The first day of the first
                                        Fiscal Quarter of Fiscal Year
                                        2003 through the termination
                                        Date
-----------------------------------------------------------------------------

                        SECTION 2.14. Addition of Section 5.35. The Credit Agreement is hereby amended to include a new Section 5.35 to read as follows:

                        SECTION 5.35 Liquidity Borrowing Base. At the end of each fiscal month commencing with the fiscal month beginning on September 30, 2001 and continuing through the last day of Fiscal Year 2002, the ratio of Test Debt to Test Assets shall not be greater than 1.0.

                        SECTION 2.15. Amendment to Section 6.01(n). Section 6.01(n) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                (n) a default or event of default shall occur and be continuing under any of the Collateral Documents, Licensee Loan Guarantees or Letter of Credit Agreements or any Borrower, Pledgor Subsidiary or Guarantor shall fail to observe or perform any obligation to be observed or performed by it under any Collateral Document, Licensee Loan Guaranty or Letter of Credit Agreements, and such default, event of default or failure to perform or observe any obligation continues beyond any applicable cure or grace period provided in such Collateral Document, Licensee Loan Guaranty or Letter of Credit Agreement; or

                        SECTION 2.16. Amendment to Sections 6.05(c) through (h) and addition of Section 6.05(i). Sections 6.05 (c) through (h) of the Credit Agreement are hereby amended and restated to read in their entirety, together with a new Section 6.05(i) as follows:

                        (c) payments of interest on Advances, Swing Line Advances, Licensee Loans and Letter of Credit Advances, to be applied for the ratable benefit of the Banks (with amounts payable in respect of Swing Line Advances and Licensee Loans being included in such calculation and paid to the Swing Line Lender or Licensee Lender, as the case may be);

                        (d) payments of principal of Advances, Swing Line Advances, Licensee Loans and Letter of Credit Advances, to be applied for the ratable benefit of the Banks (with amounts payable in respect of Swing Line Advances and Licensee Loans being included in such calculation and paid to the Swing Line Lender or Licensee Lender, as the case may be);

                        (e) payments of cash amounts to the Agent in respect of outstanding Letters of Credit pursuant to Section 6.03;

                        (f) payments of cash amounts to the Licensee Lender in respect of Licensee Loans, pursuant to Section 2 of the Licensee Loan Guaranty;

                        (g) amounts due to the Issuing Bank, the Agent and the Banks pursuant to Sections 7.05 and 9.03(b) and (c);

                        (h) payments of all other amounts due under any of the Loan Documents, if any, to be applied for the ratable benefit of the Secured Parties;

                        (i) any surplus remaining after application as provided for herein, to the Borrower or otherwise as may be required by applicable law.

                SECTION 2.17. Addition of Exhibit P. The Credit Agreement is hereby amended to include a new Exhibit P to read as set forth on Exhibit P attached hereto.

                SECTION 3. Amendment to Security Agreement. The second paragraph in the section "Recitals" of the Security Agreement is amended and restated to read in its entirety as follows: Each of the Guarantors has agreed to guarantee, among other things, all the obligations of the Borrower under the Credit Agreement, the Letter of Credit Agreement, the Licensee Loan Guarantees and the other Loan Documents. The obligations of the Banks to extend credit and of the Issuing Bank to issue the Letters of Credit under the Credit Agreement and the other Loan Documents are conditioned upon, among other things, the execution and delivery by the Grantors of a security agreement in the form hereof to secure
(a) the due and punctual payment by the Borrower of (i) the principal of and interest on the Notes, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and any renewals, modifications or extensions hereof, in whole or in part; (ii) each payment required to be made by the Borrower under the Letter of Credit Agreements in respect of any of the Letters of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations, if any, to provide cash collateral and any renewals, modification or extensions thereof, in whole or in part; (iii) each payment required to be made by the Borrower under the Licensee Loan Guaranties, when and as due, including, without limitation, payments in respect of repayment of Licensee Loans, interest thereon and obligations, if any, to provide cash collateral, purchase any Licensee Loan, and any renewals, modifications or extensions thereof in whole or in part; and
(iv) all other monetary obligations of the Borrower to the Secured Parties under the Credit Agreement and the other Loan Documents to which the Borrower is or is to be a party, and any renewals, modifications or extensions thereof, in whole or in part; (b) the due and punctual performance of all other obligations of the Borrower under the Credit Agreement and the other Loan Documents to which the Borrower is or is to be a party, and any renewals, modifications or extensions thereof, in whole or in part; and (c) the due and punctual payment and performance of all obligations of each of the Guarantors under the Credit Agreement and the other Loan Documents to which it is or is to be a party and any renewals, modifications or extensions thereof, in whole or in part (all the foregoing indebtedness, liabilities and obligations being collectively called the "Obligations").

                SECTION 4. Conditions to Effectiveness. The effectiveness of this Amendment and the obligations of the Banks hereunder are subject to the following conditions, unless the Banks waive such conditions:

                (a) receipt by the Agent from each of the parties hereto of a duly executed counterpart of this Amendment signed by such party; and

                (b) the fact that the representations and warranties of the Borrower and Guarantors contained in Section 6 of this Amendment shall be true on and as of the date hereof.

                SECTION 5. No Other Amendment. Except for the amendments set forth above, the text of the Credit Agreement shall remain unchanged and in full force and effect. This Amendment is not intended to effect, nor shall it be construed as, a novation. The Credit Agreement and this Amendment shall be construed together as a single agreement. Nothing herein contained shall waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Credit Agreement, except as herein amended, nor affect nor impair any rights, powers or remedies under the Credit Agreement as hereby amended. The Banks and the Agent do hereby reserve all of their rights and remedies against all parties who may be or may hereafter become secondarily liable for the repayment of the Notes. The Borrower and Guarantors promise and agree to perform all of the requirements, conditions, agreements and obligations under the terms of the Credit Agreement, as heretofore and hereby amended and the other Loan Documents, the Credit Agreement, as amended, and the other Loan Documents being hereby ratified and affirmed. The Borrower and the Guarantors hereby expressly agree that the Credit Agreement, as amended, and the other Loan Documents are in full force and effect.

                SECTION 6. Representations and Warranties. The Borrower and Guarantors hereby represent and warrant to each of the Banks as follows:

                (a) No Default or Event of Default, nor any act, event, condition or circumstance which with the passage of time or the giving of notice, or both, would constitute an Event of Default, under the Credit Agreement or any other Loan Document has occurred and is continuing unwaived hereby or otherwise by the Banks on the date hereof.

                (b) The Borrower and Guarantors have the power and authority to enter into this Amendment and to do all acts and things as are required or contemplated hereunder, or thereunder, to be done, observed and performed by them.

                (c) This Amendment has been duly authorized, validly executed and delivered by one or more authorized officers of the Borrower and Guarantors and constitutes legal, valid and binding obligations of the Borrower and Guarantors enforceable against them in accordance with its terms, provided that such enforceability is subject to general principles of equity.

                (d) The execution and delivery of this Amendment and the performance hereunder by the Borrower and Guarantors do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower or any Guarantor, nor be in contravention of or in conflict with the articles of incorporation, bylaws or other organizational documents of the Borrower or any Guarantor, or the provision of any statute, or any judgment, order or indenture, instrument, agreement or undertaking, to which the Borrower or any Guarantor is party or by which the assets or properties of the Borrower or any Guarantor are or may become bound.

                SECTION 7. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

                SECTION 8. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of North Carolina.

                SECTION 9. Effective Date. Sections 2.12 and 2.13 of this Amendment shall be effective as of May 27, 2001 (the "Effective Date").

                SECTION 10. Licensee Loan Guaranty. The Borrower hereby acknowledges and agrees that a termination of the Commitments under the Credit Agreement (whether on the Termination Date or at any time prior to the Termination Date for any reason) shall constitute termination of the Credit Agreement for purposes of subsection (f) of the definition of "Guaranty Trigger Event" set forth in the Licensee Loan Guarantees.

                SECTION 11. Reduction of Commitment. Effective October 9, 2001, the Borrower hereby proportionately reduces the Commitments by an aggregate amount of $10,000,000. After giving effect to such reduction, the respective Commitments of the Banks are as follows: (1) Branch Banking and Trust Company:
$35,000,000.00; (2) Compass Bank: $13,000,000.00 (3) Fifth Third Bank:
$6,000,000.00; and (4) First Tennessee National Association: $6,000,000.00.

                SECTION 12. Fee. The Borrower hereby agrees to pay to each Bank an amendment fee in an amount equal to such Bank's Commitment (after giving effect to the reduction set forth in Section 11) multiplied by .050%.

             [The remainder of this page intentionally left blank.]

                IN WITNESS WHEREOF, the parties hereto have executed and delivered, or have caused their respective duly authorized officers or representatives to execute and deliver, this Amendment as of the day and year first above written.

                                BASSETT FURNITURE INDUSTRIES,
                                INCORPORATED


                                By:                                       (SEAL)
                                   ---------------------------------------
                                Title:
                                      ------------------------------------


                                BASSETT FURNITURE INDUSTRIES OF
                                NORTH CAROLINA, INC.


                                By:                                       (SEAL)
                                   ---------------------------------------
                                Title:
                                      ------------------------------------


                                THE E.B. MALONE CORPORATION


                                By:                                       (SEAL)
                                   ---------------------------------------
                                Title:
                                      ------------------------------------


                                BASSETT DIRECT STORES, INC.


                                By:                                       (SEAL)
                                   ---------------------------------------
                                Title:
                                      ------------------------------------


                                BASSETT DIRECT NC, LLC


                                By:                                       (SEAL)
                                   ---------------------------------------
                                Title:
                                      ------------------------------------

                                BASSETT DIRECT SC, LLC


                                By:                                       (SEAL)
                                   ---------------------------------------
                                Title:
                                      ------------------------------------



                        BRANCH BANKING AND TRUST COMPANY, as
                        Agent, Issuing Bank and as a Bank


                        By:                                               (SEAL)
                           -----------------------------------------------
                        Title:
                              --------------------------------------------


                                COMPASS BANK


                                By:                                       (SEAL)
                                   ---------------------------------------
                                Title:
                                      ------------------------------------


                                FIFTH THIRD BANK


                                By:                                       (SEAL)
                                   ---------------------------------------
                                Title:
                                      ------------------------------------


                                FIRST TENNESSEE BANK NATIONAL
                                ASSOCIATION


                                By:                                       (SEAL)
                                   ---------------------------------------
                                Title:
                                      ------------------------------------